Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated August 16, 2022, with respect to the consolidated financial statements and financial statement schedule II of Mercury Systems, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts
November 8, 2022